Exhibit 10.2

ULURU Inc. 2018 Equity Incentive Plan

Non-Statutory Stock Option Award Agreement

THIS AWARD AGREEMENT (the "Award Agreement") is made and entered into effective as of ____________, 20__ (the "Grant Date") between ULURU Inc., a Nevada corporation (the "Company"), and ______________ (the "Participant").

WHEREAS, the Company sponsors and maintains the 2018 Equity Incentive Plan (the "Plan"); and

WHEREAS, on the Grant Date, the Board of Directors of the Company or a duly authorized committee of the Board of Directors of the Company (the "Committee") approved the grant to the Participant of the non-statutory stock option set forth in this Award Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the Company and the Participant agree as follows:

1. Grant of Option.  The Company hereby grants to the Participant an Option (the "Option") to purchase all or any part of an aggregate amount of _______________________ (_____) shares of the common stock, $.001 par value, of the Company ("Shares") at a purchase price ("Option Price") of U.S. $________ per Share, on the terms and conditions set forth below and in the Plan. The Option constitutes the mere contractual right, subject to certain conditions, to purchase and receive on exercise of the Option all or any portion of the Shares underlying the Option. The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option, including the right to vote those Shares or receive dividends on those Shares, unless and until such Shares are actually issued following exercise of the Option.

2. Subject to the Plan and Change in Control.  This Award Agreement and the Option is subject to, and governed by, the provisions of the Plan and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan.  In the event of a conflict between the provisions of the Plan and this Award Agreement, the Plan shall control.  Without limiting the foregoing, as provided in Section 11 of the Plan, in connection with a Change in Control, and without altering or limiting the options and discretion of the Committee under Section 11 of the Plan, the Committee may (a) cause the Option to be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option Price, (b) cause the successor company in a Change of Control to assume or provide a substitute award for the Option, (c) cause the Option to terminate effective upon a Change in Control by providing the Participant at least 10 days written notice of the Change in Control and the intent to terminate the Option upon the Change in Control, and/or (d) cause the Option to terminate as of the Change in Control in exchange for cash or other consideration, as determined by the Committee, with respect to each Share subject to the Option equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the Option Price.

3. Adjustment.  Upon the occurrence of an event set forth in Section 12.2 of the Plan, the number of Shares subject to the Option and Option Price shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

4. Vesting and Exercisability.

(a) Subject to accelerated vesting and exercisability in the discretion of the Committee as permitted by the Plan, and subject to the provisions relating to expiration of the Option under Section 5 below, the Option shall vest and first become exercisable in accordance with the following schedule:

(i) The Option shall become vested and first exercisable as to one-half (1/2) of the underlying Shares to which the Option relates on the first anniversary of the Grant Date; provided the Participant remains an Employee, Director or Consultant of the Company or a Subsidiary on such date;

(ii) The Option shall become vested and first exercisable as to the remaining one-half (1/2) of the Shares to which the Option relates on the second anniversary of the Grant Date; provided the Participant remains an Employee, Director or Consultant of the Company or a Subsidiary on such date.

(b) Nothing herein limits the discretionary authority of the Committee under the Plan to waive vesting or forfeiture provisions in whole or in part in special circumstances.

(c) In the event that the Participant's service as an Employee, Director or Consultant with the Company and/or its Subsidiaries ceases for any reason (whether voluntarily or involuntarily, including on account of death, disability, resignation, retirement or discharge with or without cause) prior to an otherwise applicable vesting date for any portion of the Option, the Participant shall immediately and automatically forfeit and relinquish all of the then unvested portion of the Option (computed after taking into account any accelerated vesting of such Option under Section 4(b) above) without any right to receive any compensation, remuneration or other payment therefor. Neither the Participant nor any of the Participant's successors, heirs, assigns or personal representatives shall have any rights or interests in any portion of the Option that is so forfeited. For avoidance of doubt, transfers of employment between Subsidiaries or the Company shall not be treated as terminations of employment triggering forfeiture of the Option.

5. Expiration of Option.

(a) The Option shall expire (and to the extent it previously has become vested and exercisable under Section 4 above, it shall cease to be exercisable) at the beginning of the first to occur of the following:

(i) The tenth anniversary of the Grant Date specified above;

(ii) In the event the Participant ceases to serve as an Employee, Director or Consultant of the Company and/or any Subsidiary on account of the Participant's death or "permanent and total disability" as defined in Section 22(e)(3) of the Code ("Disability"), the date that is one year after the effective date of such termination of employment; and

(iii) In the event the Participant ceases to serve as an Employee, Director or Consultant of the Company and/or any Subsidiary for any reason other than the Participant's death or Disability (whether such separation from service is voluntary or involuntary, with or without cause), the date that is three (3) months after the effective date of the Participant's termination of service (unless the Participant dies during such three-month period, in which case the three-month period shall be extended to one year from the date of the Participant's termination of service).

(b) Notwithstanding any provisions of Section 5(a)(iii) above to the contrary, if exercise of the Option following termination of service during the three-month time period set forth in Section 5(a)(iii) above or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the three-month time period to exercise the Option shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Option or sale of the Shares acquired upon exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the three-month time period set forth in Section 5(a)(iii) above.

(c) Notwithstanding Sections 5(a) and 5(b) above or any other provisions of this Award Agreement to the contrary, this Option may terminate in connection with a Change in Control as provided in Section 11 of the Plan.

(d) Nothing herein limits the discretionary authority of the Committee under the Plan to waive termination provisions in whole or in part in special circumstances.

6. Exercise of Option; Payment of Option Price.

(a) The Participant (or, if deceased, his or her estate) may exercise all or any portion of the Option that has become vested and exercisable, and not yet expired, by delivering written (including electronic) notice of exercise to the Company agent using such procedures and methods as are established from time to time by the Company. The notice of exercise shall: (i) state the number of Shares with respect to which the Option is being exercised, and the name, address and Social Security number of the Participant or other purchaser if the Participant is deceased; (ii) contain such representations and agreements as to the Participant's or other recipient's investment intent with respect to the Shares being purchased as may be reasonably required by the Company upon advice of counsel; and be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Participant after the Participant's death, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option.

(b) Full payment of the Option Price for the Shares being purchased upon Option Exercise (plus any applicable withholding taxes) shall be made by the Participant at the time of Option exercise and shall be made: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) with the express consent of the Committee, by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value; (iii) with the express consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option; (iv) through same-day sales through a broker; or (v) through any combination of any of the foregoing.

(c) The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(d) Notwithstanding the foregoing, the Company shall have no obligation to issue Shares upon exercise of the Option unless such issuance complies with all relevant provisions of applicable securities and other laws and the requirements of any stock exchange on which the Company's common stock is then traded. The Company's obligation to deliver Shares or otherwise make any payment with respect to the Option is further subject to the condition precedent that the Participant deliver to the Company any representations or other documents or assurances reasonably required by the Company to ensure compliance with applicable laws.

7. Nontransferability.  Except as otherwise permitted by the Committee under the Plan or upon the death of the Participant, this Award Agreement and the Option shall not be assignable or transferable by the Participant, but may be assigned by the Company to successors of the Company, and no portion of the Option and this Award Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

8. Withholding.   The Participant agrees to pay to the Company, or to make satisfactory arrangement with the Company for payment of, any federal, state or local taxes, if any, required by law to be withheld in respect of the Option. The Participant hereby agrees that the Company may withhold from the Participant's wages or other remuneration the applicable taxes and that the Company may condition exercise of the Option on applicable federal, state or local taxes (or withholding obligations) being paid by the Participant. At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant upon exercise of the Option.

9. No Rights of a Stockholder.  The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to the Option until such Shares have been issued or transferred to the Participant following exercise of the Option.

10. Notices.  All notices required or permitted under this Award Agreement shall be in writing and shall be delivered personally, by express courier with any fees prepaid, by mailing by registered or certified mail, postage prepaid or by electronic means as provided in Section 18 below to the other party.

Notices to the Company should be addressed to:

ULURU Inc.
4410 Beltway Drive
Addison, TX  75001
Attn: Chief Financial Officer

Notices to the Participant shall be sufficient if addressed to the Participant at the Participant's address (including email address) as it appears on the Company's records or any agreement between the Company or a Subsidiary and the Participant.  The Company or the Participant may by writing to the other party, designate a different address for notices.

11. Headings.  The headings in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

12. Successors and Assigns.  This Award Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

13. Governing Law; Dispute Resolution; Waiver of Jury Trial.

(a) This Award Agreement shall be governed by, and interpreted in accordance with, Chapter 78 of the Nevada Revised Statutes (a/k/a the Nevada corporate code) to the extent applicable to this Award Agreement.  Except as set forth in the preceding sentence, this Award Agreement shall be the laws of the State of Texas, other than conflict of law principles that would cause this Award Agreement to be governed by any other law.

(b) Any legal suit, action or proceeding arising out of or based upon or relating to this Award Agreement, the Plan or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in Dallas County, and the Participant and the Company irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) The Participant and the Company agree that any controversy which may arise under this Award Agreement or the Plan is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Award Agreement or the transactions contemplated hereby. Each party agrees that (i) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (ii) such party has considered the implications of this waiver, and (iii) such party makes this waiver voluntarily.

14. Award Agreement Not an Employment Contract.  This Award Agreement (and the grant of the Option) is not an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the Participant's part to continue as an Employee, Director or Consultant of the Company or a Subsidiary or upon the Company or any Subsidiary to continue the Participant's service as an Employee, Director or Consultant.

15. Entire Agreement; Modification.  This Award Agreement and the Plan contains the entire agreement between the parties with respect to the subject matter hereof. This Award Agreement may not be modified except as provided in the Plan or in a written document executed by both parties.

16. Compliance with Section 409A of the Code; Responsibility for Taxes.

(a) Short-Term Deferrals. The Option is intended to qualify under Treasury Regulation Section 1.409A-1(b)(5)(i) as a "non-statutory stock option not providing for the deferral of compensation." This Award Agreement shall be interpreted consistently with that intent. For purposes of Code Section 409A, all payments under or with respect to the Option are hereby designated as separate payments from any other payments or benefits to which the Participant is entitled (whether under the Plan, any other agreement, or any non-qualified deferred compensation or arrangement to which the Participant is a party or in which the Participant is a participant). In no event shall the Participant have any right to defer the receipt of Shares upon exercise of the Option or any right to a deferred payment in exchange for the Option.

(b) Taxes. Regardless of any action the Company and/or the Participant's employer (the "Employer") take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer to be an appropriate charge to the Participant even if technically due by the Company or the Employer ("Tax-Related Items"), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Participant's Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award Agreement, including the grant of the Option, the vesting or exercise of the Option, the delivery of Shares, the subsequent sale of any Shares acquired through Option exercise; and (ii) do not commit to and are under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is or becomes subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Participant shall bear and be solely responsible for any taxes and tax-related interest and penalties imposed on the Participant with respect to, or as a result of the grant, vesting or payment, of the Option, including without limitation any income taxes and any taxes payable under Code Sections 4999 or 409A. The Company, its Subsidiaries and their respective directors, officers, employees and agents have no obligation or liability to reimburse, indemnify or otherwise gross-up the Participant for any Tax-Related Items, tax-related interest or penalties incurred by or imposed on the Participant with respect to, or as a result of the grant, vesting, exercise or payment of the Option.

(c) The Option is not intended to constitute, and does not constitute, an "incentive stock option" as that term is used in the Plan and Section 422 of the Code.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE ACCEPTING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

17. Severability.  If any provision of this Award Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Award Agreement or part thereof, each of which shall remain in full force and effect.

18. Electronic Delivery and Acceptance.  The Company may, in its sole discretion, deliver any documents or notices related to this Award Agreement or the Option by electronic means or request the Participant's consent to participate in the Plan or accept the Option by electronic means, including without limitation electronic mail.

19. Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows; remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company and the Participant, effective as of the date on the first page of this Award Agreement.

ULURU Inc.

By: ______________________________________

Title: _____________________________________

     _______________________________________
     Participant